UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 9, 2017

BREKFORD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-52719	20-4086662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road
Hanover, Maryland 21076
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (443) 557-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On May 9, 2017, Brekford Corp. (the “Company”), together with KeyStone Solutions, Inc. (“KeyStone”), Novume Solutions, Inc., KeyStone Merger Sub, Inc., and Brekford Merger Sub, Inc., entered into a First Amendment (the “Amendment”) to that certain Agreement and Plan of Merger previously entered into by such parties on February 10, 2017 (the “Merger Agreement”). The execution of the Merger Agreement was previously disclosed on Amendment No. 1 the Current Report on a Form 8-K filed with the Securities and Exchange Commission on February 14, 2017. The original terms of the Merger Agreement authorized each of the Company and KeyStone to terminate the Merger Agreement if closing of the transactions contemplated under the Merger Agreement did not occur by June 1, 2017 (the “Termination Date”). The Amendment extends the Termination Date until July 31, 2017.

The foregoing information is a summary of the Amendment described above, is not complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Amendment for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

10.1	First Amendment to Agreement and Plan of Merger, dated May 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORPORATION

Date: May 10, 2017	By:	/s/ Rodney Hillman
Name: Rodney Hillman
Title: President and Chief Operating Officer

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